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                                  EXHIBIT "A"


   INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

       (MINUTES OF SPECIAL MEETING OF DIRECTORS HELD 23rd April,  1998)


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